Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-169679) on Form N-2 (Amendment No. 2) of FS Energy and Power Fund of our report dated March 25, 2011, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/    McGladrey & Pullen, LLP

Philadelphia, Pennsylvania

March 25, 2011